THOMSON REUTERS EDITED TRANSCRIPT Q1 2019 Patrick Industries Inc Earnings Call EVENT DATE/TIME: APRIL 25, 2019 / 2:00PM GMT THOMSON REUTERS | Contact Us 1 ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

APRIL 25, 2019 / 2:00PM GMT, Q1 2019 Patrick Industries Inc Earnings Call CORPORATE PARTICIPANTS Andy L. Nemeth Patrick Industries, Inc. - President Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer Julie Ann Kotowski Patrick Industries, Inc. - Director of Financial Reporting & IR Todd M. Cleveland Patrick Industries, Inc. - Chairman & CEO CONFERENCE CALL PARTICIPANTS Brett Richard Andress KeyBanc Capital Markets Inc., Research Division - Associate VP Craig R. Kennison Robert W. Baird & Co. Incorporated, Research Division - Director of Research Operations and Senior Research Analyst Daniel Joseph Moore CJS Securities, Inc. - Director of Research John Lovallo BofA Merrill Lynch, Research Division - VP Scott Lewis Stember CL King & Associates, Inc., Research Division - Senior VP & Senior Research Analyst Timothy Andrew Conder Wells Fargo Securities, LLC, Research Division - MD and Senior Leisure Analyst PRESENTATION Operator Good morning, ladies and gentlemen, and welcome to the Patrick Industries, Inc. First Quarter 2019 Earnings Conference Call. My name is Paulette, and I will be your operator for today's call. (Operator Instructions) Please note that this conference is being recorded. I will now turn the call over to Ms. Julie Ann Kotowski from Investor Relations. Ms. Kotowski, you may begin. Julie Ann Kotowski Patrick Industries, Inc. - Director of Financial Reporting & IR Good morning, everyone, and welcome to Patrick Industries First Quarter 2019 Conference Call. I am joined on the call today by Todd Cleveland, Chairman and CEO; Andy Nemeth, President; and Josh Boone, CFO. Certain statements made in today's conference call regarding Patrick Industries and its operations may be considered forward-looking statements under the securities laws. There are a number of factors, many of which are beyond the company's control, which could cause the actual results and events to differ materially from those described in the forward-looking statements. These factors are identified in our press releases, our Form 10-K for the year ended 2018 and in our other filings with the Securities and Exchange Commission. We undertake no obligation to update these statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law. I would now like to turn the call over to Todd Cleveland. Todd M. Cleveland Patrick Industries, Inc. - Chairman & CEO Thank you, Julie Ann. Good morning, everyone, and thank you for joining us on the call today. Calculated end market diversification and the execution of our organic and strategic growth initiatives were the theme that continued to play in our favor in the first quarter, as the gap between wholesale and retail shipments grew in the RV market, which represents 56% of our revenues. RV OEMs continued to aggressively rebalance inventories and limit production in efforts to drive towards inventory and retail equilibrium in the industry. Dealer sentiment at virtually all the recent shows has been positive, and retail traffic and sales are off to a solid start for the year. We have been able to continue to increase our content per unit in all markets despite incremental headwinds related to inclement weather in many parts of the country, interest rate speculation, uncertainty around tariffs and commodity cost volatility. Industry fundamentals and demographics remain strong, and we carried a higher cost structure compared to our revenues for the first quarter primarily related to operating expenses in anticipation of expected strong retail demand in all 4 of our primary markets. We've strategically focused on maintaining the integrity of our business model during the RV inventory rebalancing, as we expect retail demand to take hold and drive through once the new norm for inventory levels is established amongst dealers. THOMSON REUTERS | Contact Us 2 ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

APRIL 25, 2019 / 2:00PM GMT, Q1 2019 Patrick Industries Inc Earnings Call Our revenues grew 10% for the first quarter to $608 million, and our first quarter 2019 net income was $21 million or $0.90 per diluted share despite an estimated 27% decline in wholesale shipments in the RV industry and an estimated 10% decline in wholesale shipments in the MH industry. Now I'll turn the call over to Andy, who will further review our primary markets and overall business outlook. Andy L. Nemeth Patrick Industries, Inc. - President Thank you, Todd. As noted, we are very pleased with our diversification efforts to drive top line strategic inorganic growth in the first quarter in light of RV and MH industry-specific recalibrations and other factors. Our diversified market penetration in both the marine and our residential and commercial industrial markets, which we have been strategically targeting, have helped to offset wholesale shipment declines in the quarter in our 2 largest market sectors, specifically RV and MH, while our organic and synergistic growth and savings opportunities, as a result of our acquisitions made over the last 2 years, continue to be realized. With our RV market representing approximately 56% of our business, 44% of our revenues are now coming from our other 3 primary markets. This compares to approximately 31% a year ago. Long-term demographic and demand prospects continue to be positive in both our leisure lifestyle and housing and industrial markets despite the wholesale shipment volatility over the last several quarters. I will now provide an update and some additional color on each of the core markets we serve. On the RV side of our business, our first quarter 2019 financial performance reflects the impact of continued rebalancing of retail inventories with wholesale production, as dealers continued to optimize inventory levels. Our RV revenues were down $36 million or 9% against wholesale shipments that were down an estimated 27%. The gap continued to widen in the first quarter between wholesale production and retail shipments, which were only down an estimated low to mid-single digits after expected revisions and compares to the strongest quarter in 2018, where we saw double-digit retail growth of approximately 11%. RV OEMs have aggressively managed production levels with improved capacities and efficiencies over the past 4 quarters to better align with improved lead times for dealers and strong demand expectation. Wholesale shipments over the last 4 quarters were estimated to be down approximately 15% on a trailing 12-month basis on retail shipments that are estimated to be up approximately 3% for the same period. Over 40,000 units have been pulled out of dealer inventories over the prior 12 months, as we head into the traditionally strong spring and summer selling seasons where retail is expected to continue to outpace wholesale shipments. Furthermore, dealer confidence remains high, and retail sales in March and April, to date, have been reported to be very strong based on our touch points, especially with the recent break in the weather. We continue to believe that the future retail demand trajectory remains positive based on current demographic indicators, including new young buyers and the emergence of incremental repeat buyers in the channel, increased participation by millennials and ethnically diverse families, the continued shift to smaller travel trailers, and overall economic conditions. In addition, used RV inventory levels remain generally low with rising prices supporting the trade-in values and demand for new RVs. The RVIA's latest published expectations for 2019 project wholesale unit shipments to range from approximately 445,000 units on the low end to 476,000 units on the high end, representing low to high single-digit declines from 2018. We anticipate a return to equilibrium with a possible overcorrection amongst RV dealer inventories in the near term. The ultimate return to equilibrium should position RV OEMs to return to producing units in tandem with the expected retail demand. We are currently assuming existing run rates to continue through the second quarter and anticipate the channel inventories will continue to normalize even further through Q2 2019 and support a return to more normal wholesale shipment levels aligned with retail demand in the latter half of the second quarter and into the third quarter of 2019. We currently expect a flat to low single-digit decrease in 2019 retail shipment growth with potential upside based on subsiding THOMSON REUTERS | Contact Us 3 ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

APRIL 25, 2019 / 2:00PM GMT, Q1 2019 Patrick Industries Inc Earnings Call headwinds related to interest rates, tariffs, commodity price declines, consumer confidence, and equity market volatility. Our Marine business continues to represent a bright spot for us, and the market is poised to continue its recovery with the potential for a long runway of slow and steady growth, as OEMs in this market continue to offer more value-added content on boats bringing increased comfort and convenience to allow for the ideal leisure lifestyle experience and managing inventory of used boats in the marketplace. Our marine portfolio of companies are comprised of a high-quality strategic brand platform that is generating significant organic growth synergies evidenced by our $45 million, or 99% increase in marine revenues, which represented 15% of our consolidated sales in the quarter. Retail trends and demand patterns are strong in the sector as well, and our touch points and data sources indicate a strong start to the show season in the first quarter. While overall marine powerboat retail shipments were down 7% on an unrevised basis in the first quarter 2019, and based on data from roughly 46% of the states reporting, first quarter shipments generally represent approximately 20% of full year shipments. The decline was seen in all categories of powerboat segments, except for the continued strength in the ski and wake sector. Our strong stable of component product lines have the ability to flex with the value stream both as marine OEMs continue to increase content per unit as well as in the event that consumers push towards a lower-end, value-oriented product. All indicators currently point towards another solid year in the marine industry and continued growth trajectory for fiscal 2019 of low to mid-single digits based on long-term fundamental demand, aging boats in the water, and the related replacement cycle and positive consumer economic metrics. Turning to the housing and industrial side of our business, our manufactured housing sales represent 17% of our total revenues and were up $44 million or 70% over the first quarter of 2018 despite an estimated 10% decline in wholesale shipments. Approximately $40 million of the increase was attributable to the acquisition of LaSalle Bristol in November 2018. Similar to Q4 2018, manufactured housing continues to be negatively impacted by wet weather conditions in certain regions of the country where moving inventory and setting foundations in houses has been difficult. In the first quarter of 2019, we focused on the integration of LaSalle and the further identification of synergies on the operating side of the business. As we mentioned on our fourth quarter call, while we expect LaSalle to be initially dilutive to consolidated operating margins by approximately 50 basis points on an annualized basis, we believe there are significant annual operating synergy opportunities that can be realized over the next 12 to 16 months. We are increasingly excited about the overall long-term growth prospects in housing, and in particular, manufactured housing, driven by pent-up demand, multifamily housing capacity, and the lack of stick built housing contractors and subcontractors as well as the need for quality, affordable housing and current demographic trends such as first-time homebuyers and those looking to downsize. Overall, our industrial business has continued to drive value both strategically and organically, and our revenues in these markets, which represented 12% of our overall sales mix in the first quarter and are focused on the residential housing, hospitality, high-rise commercial construction and institutional furniture markets, increased $3 million or 5% in the quarter. Single and multifamily residential housing starts declined 5% and 19%, respectively, for the first quarter of 2019 based on delayed U.S. Census Bureau reporting after the government shutdown, with combined new housing starts down 10% in the quarter. Interest rate increases and tariffs in the past year have created some headwinds in addition to the lack of affordable housing capacity and inventories. We believe these factors represent opportunities for continued pent-up demand along with improving consumer credit, strong jobs and wage growth and demographic trends related to new buyers and those looking to downsize and play well into our core housing and industrial market model. We are currently anticipating low to mid-single digit growth in MH wholesale units for fiscal 2019 and low single-digit growth in new housing starts for fiscal 2019. Overall, we're excited about the upcoming spring and summer selling seasons in all of our markets, and our early indicators point to some of the macroeconomic headwinds we've experienced over the last 15 months subsiding in the short term. Our 9 acquisitions completed last year and 16 total in the last 2 years continue to present additional organic growth opportunities and synergies to further THOMSON REUTERS | Contact Us 4 ©2019 Thomson Reuters. All rights reserved. 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APRIL 25, 2019 / 2:00PM GMT, Q1 2019 Patrick Industries Inc Earnings Call drive market share gains, expand geographically, establish best practices across all of our brands throughout the organization, and service our customers at the highest level. On the acquisition front, our pipeline remains full and spans all 4 market segments, and we continue to actively cultivate, review and assess opportunities. We have pivoted with a lean operating structure in the short term to focus on surgically and strategically driving synergies and organic growth opportunities from our tremendous stable of acquired companies over the past several years, while certain end markets work through some overhang and short-term headwinds. We remain opportunistic and disciplined in the deployment of our capital allocation strategy. Our cash flows are very strong and are reflective of our ability to leverage the business model. We generated over $7.00 of free cash flow per diluted share on a trailing 12-month basis. These cash flows, combined with our flexible balance sheet, position us to continue to execute in alignment with our strategic plan and drive increasing overall long-term shareholder value. I'll now turn the call over to Josh, who'll provide some additional comments on our financial performance. Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer Thanks, Andy. Our consolidated net sales for the first quarter increased 10% to $608 million reflecting the impact of acquisitions, acquisition-related growth synergies, and market share gains. As previously noted, the overall revenue improvement in the quarter was hampered by double-digit industry decline in the RV and housing market, which unfavorably impacted both our gross and operating margins. Revenue from our leisure lifestyle markets, which is comprised of the RV and marine markets increased 2% with RV revenues down 9% and Marine revenues almost doubling compared to Q1 2018. RV content per unit for on the first quarter on a trailing 12-month basis increased 30% to an estimated $3,131 per unit. Estimated marine content per unit increased 118% to $1,490 per unit. Revenues from our housing and industrial markets increased 37% in the quarter, with MH revenues up 70% versus the prior year despite a 10% decline in industry wholesale shipment units. MH content per unit increased 42% to an estimated $3,389 per unit. On the industrial side, revenues increased 5% in the quarter, and housing starts were down 10% compared to Q1 of 2018. In alignment with the wholesale shipment declines in the RV and MH markets, we have aggressively flexed our production schedules and workforce in the short term in tandem with market demand levels without jeopardizing our long-term workforce needs or the ability of our plants to quickly flex up production in anticipation of improved market demand as we progress through 2019. In addition, we continue to deploy strategic and targeted capital investments to help drive operational improvements, expand manufacturing capabilities and position our business to be able to operate efficiently and capitalize on all of our end markets. Over the last few quarters, we have seen commodity prices stabilize and begin to decrease in late 2018. As with increases in commodities, we partner with our customers and pass along price decreases in a declining commodity environment, and during the quarter, there were notable price decreases to our customers. With the softer-than-expected demand levels from our primary markets, we were sitting on higher-priced inventory relative to the current commodity market, and this in turn negatively impacted our gross margin. We expect to continue to work through the higher-priced inventory through the second quarter in alignment with expected run rates. Our gross margin in the first quarter was 17.5%, declining 20 basis points, which was impacted by the double-digit decline in the RV, MH and housing markets and the corresponding lost revenues, maintaining a balanced workforce with reduced schedules and headcount but staying in a position to quickly flex our production with anticipated normalized wholesale demand, and declining commodity costs and passing along pricing to our customers at the current market pricing while managing through higher-priced inventory. We were able to offset part of the margin decline by leveraging our fixed costs on the marine and industrial growth and the positive contribution in higher margin profile related to certain of our acquisitions over the past 18 to 24 months. THOMSON REUTERS | Contact Us 5 ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

APRIL 25, 2019 / 2:00PM GMT, Q1 2019 Patrick Industries Inc Earnings Call Operating expenses were 11.6% of sales in the first quarter. Warehouse and delivery expenses and intangible asset amortization increased 110 basis points primarily due to certain acquisitions completed in 2018 having a higher operating expense profile relative to Patrick's overall operating expense profile. SG&A expenses were 6.2% of sales in the quarter. Consistent with our gross margin, our operating expense margin, as previously discussed, was negatively impacted in the quarter as we chose to carry a higher cost structure relative to the cost structure currently needed to support the short-term depressed demand levels in our end markets in order to be in a position to quickly respond to an improvement in market demand levels and maintain our investment made in our high-quality workforce. Operating income was $36 million in the first quarter, a decline of 14% from the previous year. The first quarter 2019 operating margin of 5.9% decreased 170 basis points compared to the prior year. We have been actively executing on synergies across the organization and are in the early stages of our $4 million to $5 million cost-reduction target with LaSalle, and we are on track with our internal plans to execute on a full run rate of cost reduction for LaSalle. For the first quarter, the operating margin of LaSalle resulted in a 50 basis point dilution to our overall operating margin profile. The margin dilution from LaSalle coupled with the other factors previously described resulted in the operating margin decline. In the first quarter of 2019 and 2018, our net income per diluted share included tax benefits associated with share-based compensation. For the first quarter of 2019, net income and net income per diluted share were positively impacted by $800,000 or $0.04 per diluted share. For the comparable prior year period, the impact to net income and diluted net income per share was $2.1 million or $0.08 per diluted share, respectively. Our overall effective tax rate as reported was 22.3% for the first quarter of 2019 compared to 19.6% for the first quarter of 2018. Excluding the impact of the tax benefits previously noted, our effective tax rate for the first quarter of 2019 and 2018 was 25.4% and 25.2%, respectively. For the full year 2019, we are estimating our effective all-in tax rate to be in the range of 25% to 26%, excluding the impact of onetime tax items. Now turning to the balance sheet, on January 1, 2019, we adopted a new lease accounting standard as required. The adoption of this new standard resulted in the recognition on our balance sheet of approximately $80 million of operating lease liabilities both short and long-term with the corresponding amount related to operating lease right-of-use assets. There was no impact on reported net income and net income per diluted share for the first quarter of 2019 related to the adoption of the standard. In the first quarter of 2019, we generated approximately $28 million of operating cash flow. The first quarter traditionally requires a seasonal ramp-up in working capital. However, we will continue to aggressively manage and flex our working capital consistent with demand levels as evidenced by the reduction of inventories of $8 million compared to December 31, 2018. Our current flexible business model and the businesses we acquired over the last 18 to 24 months provide flexibility and position us with the ability to generate strong operating cash flows to support our strategic and organic growth plans for 2019. Our leverage position relative to EBITDA at the end of the first quarter of 2019 remained at the same level as year-end 2018 at around 2.4x. Our credit availability at the end of the first quarter was approximately $420 million. Along with our ongoing operating cash flows, we have plenty of flexibility to continue to execute on our disciplined capital allocation strategy. We continue to put capital to work in the quarter having invested approximately $10 million of capital expenditures to support our strategic growth and expansion plans for certain brands and for strategic investments in capacity, geographic expansions and increased efficiencies as well as new process and product development. For the remainder of 2019, we will continue to make disciplined strategic investments in our business to ensure we maintain sufficient capacity and can support expected volume levels. That completes my remarks. Todd. THOMSON REUTERS | Contact Us 6 ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

APRIL 25, 2019 / 2:00PM GMT, Q1 2019 Patrick Industries Inc Earnings Call Todd M. Cleveland Patrick Industries, Inc. - Chairman & CEO Thanks Josh. As we eagerly look to the second quarter and beyond, we are opportunistic about the opportunities to leverage our operating model and resources to continue to strategically grow our business, capture additional market share, execute on synergies, and drive efficiencies. Our tremendous talent across the organization and our business model provide an operating platform that we can leverage off of and effectively execute in a dynamic market environment while staying focused on our long-term strategic initiatives and driving overall shareholder value. We remain excited and optimistic about the long-term fundamental growth potential in both the leisure family lifestyle and housing and industrial markets as well as by the fundamental economic drivers and consumer migration trends supporting them. We believe the inventory rebalancing in the RV industry that has and continues to take place, in conjunction with the approved efficiencies and reduced lead times from the OEMs to dealers, will provide a better end consumer experience for those buyers who have more specific preferences related to options and sizes and ultimately enhance and promote the already-strong RV experience profile. Thus far in 2019, we have devoted our efforts and resources to fully digest and integrate the 9 acquisitions we completed in 2018 and take advantage of the opportunities to drive efficiencies and synergies across the organization. Our acquisition pipeline continues to be full with candidates in all our end markets, and we will remain disciplined in our strategic thought process and valuation modeling, as we navigate through the ongoing dynamic market condition. We will continue to opportunistically deploy capital in alignment with our capital allocation strategy and free cash flows, all while maintaining an appropriate and disciplined leverage position. I'm extremely proud of our more than 8,200 talented team members whose dedication, commitment and passion for providing a premier-level of customer service and high-quality products to all our customers has allowed us to continue to drive performance and operating results and capitalize on the strong leisure lifestyle market, stay well-positioned to respond to improvement in the MH market, and continue to expand our opportunities in the industrial space. This is the end of our prepared remarks. We're now ready to take questions. QUESTIONS AND ANSWERS Operator (Operator Instructions) Our first question comes from John Lovallo from Bank of America. John Lovallo BofA Merrill Lynch, Research Division - VP The first question is on the 10% decline in manufactured home shipments. The context of a broader housing market where single-family starts were down about 5%, as you said, through March, and new home sales were up marginally, call it, 1% to 2%, and the entry level seems to be performing better than most other segments of the market. It is a relative bright spot. So I'm just curious what you guys see as kind of the delta between the broader market and what's happening in manufactured housing. Todd M. Cleveland Patrick Industries, Inc. - Chairman & CEO John, this is Todd. I think we touched on the fact that weather's been a real factor here. I don't like to use that as an excuse. However, if you kind of take a look across the regions of the country, whether it's snowfall, rainfall, particularly in the Southeast where the manufactured housing industry is extremely strong, our contact point has just shared with us that as they've tried to get out and set homes and just kind of the overall tone of the buyer, they're just not in a position to set the homes, and the buyers are just not coming out knowing the fact that the homes can't be set. Based on feedback we're getting early on, as things have dried up, the sun has come out a little bit more, we're getting indications that retail traffic is picking up, and things are starting to move along in those industries. So really, we think that's the real delta between the two, particularly just based on the type of style and environment that the manufactured home has to be put through in order to get placed on the lot... THOMSON REUTERS | Contact Us 7 ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

APRIL 25, 2019 / 2:00PM GMT, Q1 2019 Patrick Industries Inc Earnings Call John Lovallo BofA Merrill Lynch, Research Division - VP Okay. That's helpful. And then in terms of your industrial business, the exposure there at the residential construction, any thoughts on what percentage is exposed to kind of what you would consider to be first time or entry-level housing? Andy L. Nemeth Patrick Industries, Inc. - President John, this is Andy. We've got, I would say, a better-than-midpoint percentage that's focused on first-time buyers. We also participate in the remodeled sector of the market. So we participate both in new construction and remodel. We've got a heavy presence on the West Coast in both single-family and multifamily. So again, we've got kind of a nice presence from our perspective, and the headwind that we've seen related to interest rates have been -- have definitely been a factor as well as the average selling price of new homes, new single-family homes have been an issue. We see that subsiding, and so we are optimistic about where the first-time buyers are going to be able to get back into the market, especially with some of those headwinds subsiding as we move through kind of the spring and summer selling season. John Lovallo BofA Merrill Lynch, Research Division - VP Great. And finally, the higher-priced inventory, just to be clear, is this primarily in the RV and MH segments? Or is it across the portfolio? Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer This is Josh, John. It is primarily in the RV sector, relatively speaking. Operator Our next question comes from Scott Stember from CL King. Scott Lewis Stember CL King & Associates, Inc., Research Division - Senior VP & Senior Research Analyst Andy, can you maybe just circle back to your comments about inventory in equilibrium? I know it's hard to tell exactly when we're going to hit a bottom, particularly since the days-on-hand situation with dealers and their expectations has changed a bit, but it sounds like you're talking about probably towards the end of this quarter where you would see some things starting to lighten up and to come back from a shipment standpoint. Is that correct? Andy L. Nemeth Patrick Industries, Inc. - President Yes, Scott. We believe with the retail selling season coming upon us and the positive feedback that we're currently getting as it relates to March and April retail movement against the backdrop of some high double-digit declines in wholesale, we think that equilibrium point is definitely pushing sooner rather than later. Right now, we're kind of estimating continued run rates through the second quarter on the wholesale side, but retail demand as we talked about a little bit, has been strong. So if you look back and you go back to past 4 quarters, we've seen progressively -- progressive decreasing wholesale unit shipments over the last 4 quarters. Again, pretty strong retail. And so we believe that equilibrium point is approaching us. There could be a little bit of overcorrection. But again, against the backdrop of that strong retail, we think that we're getting closer to it. Scott Lewis Stember CL King & Associates, Inc., Research Division - Senior VP & Senior Research Analyst All right. And then just circling back to the industrial side. Can you just remind us how much is nonhousing-related and the part that's nonhousing-related, whether it's high rise or hospitality? How are those segments doing compared to the housing ones -- the housing-related? Andy L. Nemeth Patrick Industries, Inc. - President Sure. So we are about 60% to 65% housing-related. Our commercial hospitality sectors are strong. We've got opportunities that continue to come into play in particular on the West Coast, which we're very excited about. Multifamily has been strong on the housing side as well. So what we're seeing, we're seeing 2 things happen. Really, we're seeing first-time buyers, and we're also seeing the older generation downsize into -- back into multifamily into more urban areas. So again, we're optimistic about where that's headed. But on the commercial high-rise sector, the hospitality has been strong, and we've got opportunities that continue to bubble up in those sectors. THOMSON REUTERS | Contact Us 8 ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

APRIL 25, 2019 / 2:00PM GMT, Q1 2019 Patrick Industries Inc Earnings Call Scott Lewis Stember CL King & Associates, Inc., Research Division - Senior VP & Senior Research Analyst All right. And just going back to the margins, and this will be my last question. Then I'll get back in the queue. You guys already talked about the drag from LaSalle Bristol, your expectations there, but it seems the new thing we have to consider is the price -- the price givebacks versus what's in inventory. And then just remind us or just update us on what your overall expectation would be from an off-market standpoint for this year, including Bristol and excluding Bristol. Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer Yes, Scott. This is Josh. So if we think about our overall operating margin target for 2019, we previously discussed operating margins being flat net of LaSalle Bristol and RV market down low to mid-single-digits. Including LaSalle Bristol, we talked about operating margins being down 50 basis points. So that means dilutive to our overall margin profile by 50 basis points. In the first quarter, from what we're seeing here with the overhang from the higher cost inventory little bit into the second quarter, and that with the decline in the RVs and all of our end markets, now we're looking at operating margin to be net of LaSalle minus 50 basis points and down 100 basis points all in. Operator Our next question comes from Brett Andress from KeyBanc Capital Markets. Brett Richard Andress KeyBanc Capital Markets Inc., Research Division - Associate VP First, just -- I guess some housekeeping. What exactly was the organic growth number in the quarter? And if you look at that spread between your organic sales and the end market declines, can you just help us piece out the drivers of that during the quarter? What impact did price have? How much of that was new customers, new product lines? Just any color there would be helpful. Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer Yes, it's Josh. Our organic revenues net of industry growth were plus 8%. So another strong quarter of strong organic growth, net of industry growth, even in light of a declining commodity market and price decreases going on in the quarter. Our consolidated industry growth, for a backdrop of working off, the minus 20% from an industry growth perspective. And so revenues were down 12% for the quarter, excluding -- I'm sorry, revenues are down 12% for the quarter all in off the -- compared to the backdrop of 20% on our industry. As far as breaking out, as far as the organic growth for end markets, we really don't break it out from a product versus new customers. We are seeing a lot of strength in growth on the industrial and marine side with all the marine acquisitions we completed in 2018. But really, we're seeing market share growth and organic growth in all 4 of our market sectors. Brett Richard Andress KeyBanc Capital Markets Inc., Research Division - Associate VP Got it. Okay. And you touched on this in an earlier question, but you -- can you just elaborate a little more on what you're seeing on the RV retail end throughout our margin so far in April? Just any sense of maybe growth rates that you're seeing from your touch points. And I guess, ultimately, where do you think weeks on hand corrects to when all is said and done? Andy L. Nemeth Patrick Industries, Inc. - President Sure, Brett. This is Andy. Based on our touch points through our transport operations, through our financing contacts, the customers, and certainly all the other touch points as it relates to surveys and discussion points out there, we've -- what we've heard is a very strong March on the retail side, and we've heard a very strong April to this point as it relates to retail. So we really tried to calibrate that with all those sources, and everybody's pretty much corroborated that. So we feel pretty good about the retail side of it. From a weeks-on-hand perspective, from our tracking and our estimates, we continue to estimate that we are currently operating at the lowest -- the lowest level weeks on hand that we've had in the last 5 years. So we continue to see inventory turns improving. We are kind of tracking and looking for this new norm as it relates to dealer inventories given the opportunity with the reduced lead times. So again, dealers can get units in a faster time frame than they used to be able to based on the increased capacities that have been brought online at the RV OEMs and the efficiencies that have been provided. So again, really looking for this new norm, but we will tell you that we believe we're at the lowest level that we've seen in the last 5 years, and that number continues to decline as it relates to weeks on hand. So turns continue to improve on an overall basis. And then again, weeks on hand continue to decline from what we're seeing and as we're tracking on a quarterly basis as well. THOMSON REUTERS | Contact Us 9 ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

APRIL 25, 2019 / 2:00PM GMT, Q1 2019 Patrick Industries Inc Earnings Call Todd M. Cleveland Patrick Industries, Inc. - Chairman & CEO And Brett, I'll just add. This is Todd. When you think about us heading into kind of the peak selling season against the backdrop of kind of that 475,000 to 500,000 unit shipment level on the retail side and you think about the number of units on a monthly basis that are going to come out of the inventory levels over the course of March, April, May, June, July and August, we really feel like that delta between those 2 is going to at some point really, really cause kind of a pain threshold that is going to result in kind of a second half need for replenishment. Brett Richard Andress KeyBanc Capital Markets Inc., Research Division - Associate VP Understood. And if I could squeeze one more in. It sounds like the OEMs continue to adjust production in April after -- it used to be like a mid-20% March decline in shipments. Just any help on where you think production levels are trending kind of so far into April and how do you kind of see that year-over-year shipment trajectory playing out in the next few months as we kind of get to that equilibrium that you talked about, just the cadence there. Todd M. Cleveland Patrick Industries, Inc. - Chairman & CEO Sure. As we moved into -- moving in here into the second quarter, run rates are very similar. We're anticipating run rates to be very similar to that of what we saw in March. There will be some seasonality that will pick up. There's a few more days of natural production that occurs compared to kind of the first quarter. But overall, again I think when you take a look at kind of some year-over-year comps, we still have some big numbers to hurdle over or in April and May and then the comps become a little bit more comparable when we move into June. Operator Our next question comes from Dan Moore from CJS Securities. Daniel Joseph Moore CJS Securities, Inc. - Director of Research Maybe switch gears a little bit. In terms of M&A and given the replenishment in the RV space, are you seeing even more opportunity for consolidation amongst suppliers, given to pull back here? And if so, how do you weigh those opportunities relative to those continuing to create a more balanced and diversified portfolio? Andy L. Nemeth Patrick Industries, Inc. - President Sure, Dan. This is Andy. As we talked about, we've got -- we continue to have acquisition opportunities really across all 4 of our platforms today. We have not seen significant deterioration in valuation expectations. Really, most of the industry if not all kind of views this rebalancing situation as temporary. And so there's a solid belief across the spectrum that again, we are working through inventory rebalancing and not a broader issue at this point. So as we've kind of watched the volatility, certainly, we've been working with our valuation models. But as we've not seen kind of a rush to the table of suppliers looking to consolidate if anything. People have held pretty firm to their valuation expectations, and we've looked at that, and we continue to model that and be very disciplined and opportunistic in the way that we think about things. And that being said, we also look back at the 16 acquisitions that we did in the last 2 years. And it's given us an opportunity to really look at the organic opportunities that exist there, whether it be expansion, new products, cross-selling opportunities, and those are significant. And we really have gotten very excited about those opportunities. So we feel like we can execute either on the M&A side or organically through the acquisitions that we've been able to bundle up and really continue to drive value. So from an overall perspective, we still feel good about the pipeline. We continue to actively cultivate. We continue to talk to candidates, so we've got a nice stable. But we want to make sure we've got a good handle on the markets and that rebalancing point as we kind of look for the new norm for dealer inventories on the RV side in particular. And so we continue to be very disciplined there. But overall, we would tell you that we still feel really good about the pipeline and our ability to execute in that at the right time and based on prioritization of markets and products and customer opportunities. So nothing's really changed on the acquisition front. Daniel Joseph Moore CJS Securities, Inc. - Director of Research Helpful. And one more on the margin front and appreciate all the color, Josh, but just in terms of Q2, how should we be thinking about given working through those higher priced inventories, gross margins for Q2 and operating margins either relative to Q1 or on a year-over-year basis? THOMSON REUTERS | Contact Us 10 ©2019 Thomson Reuters. All rights reserved. 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APRIL 25, 2019 / 2:00PM GMT, Q1 2019 Patrick Industries Inc Earnings Call Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer Yes. We're going to continue to work through some higher priced inventory in Q2 to moderate, but we'll continue to work through it in the quarter. Traditionally, Q2 has been our strongest operating margin quarter in prior years, and I would say that'd be relatively consistent with this year, but I would expect margins to progressively improve, as we progress throughout the year as we work through a little bit of the higher priced inventory and as our cost structure kind of balances out with improving end markets and higher revenues, as we progress throughout the year. Andy L. Nemeth Patrick Industries, Inc. - President And Dan, just as it relates to that higher priced inventory, we do pass along both price increases and price decreases. And so this is really just a situation of inventory versus lower-than-expected wholesale production. So nothing is really changed other than some timing as it relates to that movement. It's just -- we had some inventory buildup because of expectations on wholesale that have worked its way through, but we're pretty aggressive. And we want to make sure that we pass along price decreases to our customers as we see those commodities move. So we view that certainly as short term related to the margin and as it relates to the inventories that we're carrying. Operator Our next question comes from Craig Kennison from Robert W. Baird. Craig R. Kennison Robert W. Baird & Co. Incorporated, Research Division - Director of Research Operations and Senior Research Analyst Thanks for taking my questions. You've addressed many of them already. But Todd, I think early in your prepared remarks, you mentioned carrying some higher expenses early in the period. I'm just wondering if you could add a little more color to what some of those expenses might be and how long they would continue. Todd M. Cleveland Patrick Industries, Inc. - Chairman & CEO Sure. What I was mostly talking about is, I would say, the talent that we've brought on over the course of the last couple of years that has allowed us continue to grow our business and take market share in a very dynamic environment. And I would say, as we've looked at things and kind of evaluated where we're going on a long term -- from a long-term perspective, we haven't taken action, kind of the cut and align with current production levels. If we would see production run rates stay kind of at current levels, there was further levers that we can pull both whether it be operationally or on the SG&A side of things. All things that we're prepared to do. Again, we just look at things from an overall market standpoint, whether it is RV, MH or any of the markets we serve. We really feel like the talent and the people that we have within our organization are critical to taking us to the next level as the market recovers. Craig R. Kennison Robert W. Baird & Co. Incorporated, Research Division - Director of Research Operations and Senior Research Analyst And I apologize if I missed it. We're all trying to get after the same kind of wholesale shipment dynamic. But again, it looks like March shipments were off over 25%. Was your comment on April that we should see a pace like that down kind of 25% based on the kind of production days you've seen from manufacturers? Or because the days are different and maybe it won't be so bad? Todd M. Cleveland Patrick Industries, Inc. - Chairman & CEO Yes, I'm glad you asked that, Craig. I mean I think that's important. No, we don't anticipate that. Like I said, we've got some comps that were extremely high in the first quarter. So as you start lining things up, the numbers are going to be less. Probably, I'm going to say in kind of the mid-teens in the second quarter as it relates to declines. And obviously, it'll probably be a little stronger in April. We'll see, and then obviously, the number coming down as far as year-over-year percentage as you move towards the end of the second quarter on a monthly basis. Craig R. Kennison Robert W. Baird & Co. Incorporated, Research Division - Director of Research Operations and Senior Research Analyst Right. I'm sorry to be so dense here. But coming down, you mean that declines would shrink? THOMSON REUTERS | Contact Us 11 ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

APRIL 25, 2019 / 2:00PM GMT, Q1 2019 Patrick Industries Inc Earnings Call Todd M. Cleveland Patrick Industries, Inc. - Chairman & CEO Yes. Correct. Craig R. Kennison Robert W. Baird & Co. Incorporated, Research Division - Director of Research Operations and Senior Research Analyst As the quarters unfolds -- the trends get better as the quarter unfolds. Got it. Todd M. Cleveland Patrick Industries, Inc. - Chairman & CEO Yes. Craig R. Kennison Robert W. Baird & Co. Incorporated, Research Division - Director of Research Operations and Senior Research Analyst And then last question. Really, on the Marine side. But you built more critical mass in that segment. I'm curious, if -- as you gain scale in marine, if you're able to identify synergies more easily, either revenue synergies or cost synergies. I'm sure in the RV space, you probably have well-oiled machine, but it may be harder to develop that in marine, but now that you've been there, maybe they are coming more quickly. Andy L. Nemeth Patrick Industries, Inc. - President Craig, this is Andy. On the marine side, without question, I wouldn't say it's necessarily scale-related synergies. It is much of the quality of the product platform that we've got is very, very strong. The talent that we've been able to partner with is incredibly strong, very dynamic and very deep in the industry with a lot of knowledge both at the customer level and at the operating level. And so we've been aggressively pursuing acquisitions in that space really over the last 2 years. And like I said, as we pivoted a little bit to focus on the organic side, yes, without question, these opportunities are there, and they're bubbling up at a pretty rapid pace. So we're very excited about that look. Like I said, we can continue the M&A, which we expect to do. We can also pivot and make sure that we're focusing on driving synergy growth, and we have seen that produce at a pretty rapid pace. Again, not necessarily scale-related but just the value product of the platform that we've got today is extremely strong. Operator (Operator Instructions) And our next question comes from Tim Conder from Wells Fargo. Timothy Andrew Conder Wells Fargo Securities, LLC, Research Division - MD and Senior Leisure Analyst Gentlemen, yes, you've answered a lot of questions so thank you for the color so far. Mostly, mine are more clarification in nature. Josh, on the lease accounting change, it didn't impact net income, but was there any shift between operating expense and interest expense due to the new rule? Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer No, there was not. Timothy Andrew Conder Wells Fargo Securities, LLC, Research Division - MD and Senior Leisure Analyst Okay, okay. And then on the commodity costs, if I've heard you right, the majority or all of those will be kind of flushed through the inventory, the higher cost commodities by the end of Q2? Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer Yes, that's our expectation. Timothy Andrew Conder Wells Fargo Securities, LLC, Research Division - MD and Senior Leisure Analyst Okay, okay. And then Todd, I think you mentioned that there's the potential maybe for a little overcorrection on the RV inventory side. Just maybe if you could give a little more color, elaborate on your thoughts there that why that potentially could materialize that you may be seeing some evidence of that or not. THOMSON REUTERS | Contact Us 12 ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

APRIL 25, 2019 / 2:00PM GMT, Q1 2019 Patrick Industries Inc Earnings Call Todd M. Cleveland Patrick Industries, Inc. - Chairman & CEO Sure. So I think given the environment that we came from, where the dealers demands were high. They weren't -- retail demand was high. They weren't able to get units when they wanted them. I think their view was to get as many units as they could get with retail as strong as it was and continues to be. As things have settled out related to retail demand, it's more steady so to speak, coupled with the fact that pricing on units has moved, interest rates have gone up. There's been some uncertainties in the obviously equity market environment. Some of the geopolitical things that were kind of taking place back in late '18 all again kind of played into the minds of the feedback that we're getting from the dealers. And so as we're watching inventories come down, I think, naturally, the sting of where things kind of would have been or have been have pushed dealers to take pause and try to step back and make sure that as they're looking at the data points, they're looking at all the data points. And in doing so, I think that is going to push them to bring things down to a more critical level. And then ultimately, I think the other piece that I'm not sure anyone really kind of understands or has taken into consideration is we're running -- I think we've been averaging over the last couple of months somewhere between, let's call it 36,000 to 40,000 units from a production standpoint per month. We're moving into a period of time where we're going to be retailing -- assuming that we're down low single digits, we're going to be retailing an average of probably 55,000 to 58,000 units a month. That's nearly -- that's taken out nearly 15% to maybe even 20% -- or 15,000 to 20,000 units per month that are going to be coming out. So you couple that with the potential of an improved environment, retail environment, strong seasonality, our perspective would be that there is that risk. Now again, we can't speak for dealers, but the risk is what we're looking at and potentially being prepared to be in a position to take care of the customers and ultimately the end consumer if indeed that does happen. Timothy Andrew Conder Wells Fargo Securities, LLC, Research Division - MD and Senior Leisure Analyst Okay, okay. Very helpful, sir. And then lastly, Andy or Josh, whoever wants to take this. Just wanted to reaffirm did you or did you not have any kind of onetime benefits that pushed the Q1 tax rate to where it was at little over 22%. I know your guidance has been in that 25% to 26% range for the year. Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer Yes. Tim, this is Josh. We did have a small benefit in the quarter of $800,000. That compares to $2.1 million in the quarter in the prior year. So $0.04 in Q1 of this year and $0.08 in Q1 of last year. Operator We have no further questions at this time. I'll now turn the call over to Ms. Julie Ann Kotowski for further remarks. Julie Ann Kotowski Patrick Industries, Inc. - Director of Financial Reporting & IR Thanks Paulette. We appreciate everyone for being on the call today and look forward to talking to you again at our second quarter 2019 conference call. A replay of today's call will be archived on Patrick's website, www.patrickind.com under "Investor Relations". I'll now turn the call back over to our operator. Operator Thank you, ladies and gentlemen. This concludes today's teleconference. Thank you for joining. You may now disconnect. Editor Company Disclaimer This transcript contain certain statements related to future results, our intentions, beliefs and expectations or predictions for the future, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. 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APRIL 25, 2019 / 2:00PM GMT, Q1 2019 Patrick Industries Inc Earnings Call ability to generate cash flow or obtain financing to fund growth, future growth rates in the Company's core businesses, the seasonality and cyclicality in the industries to which our products are sold, realization and impact of efficiency improvements and cost reductions, the successful integration of acquisitions and other growth initiatives, increases in interest rates and oil and gasoline prices, the ability to retain key management personnel, adverse weather conditions impacting retail sales, our ability to remain in compliance with our credit agreement covenants, and general economic, market and political conditions. In addition, national and regional economic conditions may affect the retail sale of recreational vehicles and residential and manufactured housing. The Company does not undertake to update forward-looking statements, except as required by law. Further information regarding these and other risks, uncertainties and factors is contained in the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2018, and in the Company's Form 10-Qs for subsequent quarterly periods, which are filed with the Securities and Exchange Commission ("SEC") and are available on the SEC's website at www.sec.gov. DISCLAIMER Thomson Reuters reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes. In the conference calls upon which Event Briefs are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized. THE INFORMATION CONTAINED IN EVENT BRIEFS REFLECTS THOMSON REUTERS'S SUBJECTIVE CONDENSED PARAPHRASE OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON REUTERS OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT BRIEF. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS. ©2019 Thomson Reuters. All Rights Reserved. THOMSON REUTERS | Contact Us 14 ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.